Exhibit 2.5

By-Laws

OF

The Oak Companies, Inc.

(as adopted June 12, 2026)

ARTICLE I

OFFICES

Section 1.  The principal executive offices of The Oak Companies, Inc. (the “Corporation”) shall be at such place inside or outside the state of Delaware as the Corporation’s Board of Directors may determine from time to time. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.  Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as may be determined by the Board of Directors.

Section 2.   Special Meetings. Special meetings of the stockholders may be called at any time but only in accordance with the provisions set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and shall be held at the date, time and place fixed by the Board or the Chair of the Board of Directors (“Board Chair”). The person or persons calling any such meeting or requesting such meeting be called shall: (i) concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting; and (ii) deliver a written request for the meeting (including, to the extent applicable, the information required by Article II, Section 8) to the Board Chair, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or the Secretary of the Corporation (the “Secretary”). Subject to the immediately succeeding sentence, the Board of Directors shall cause notice of a meeting requested in accordance with this Article II, Section 2 to be given in accordance with Article II, Section 3 as promptly as reasonably practicable and, in connection therewith, establish the time, date and place of such meeting, which shall be held not more than one hundred twenty (120) nor less than thirty five (35) days after the Board of Directors has determined that the person or persons requesting the meeting shall have satisfied the requirements set forth in this Article II, Section 2. Within five (5) business days after receiving all of the information specified in this Article II, Section 2 (including, if applicable, the information required by Article II, Section 8) from the person or persons requesting the meeting, the Board of Directors shall determine whether such person or persons have satisfied the requirements for calling a special meeting of the stockholders and notify the requesting person or persons of its determination.

Section 3.  Notice and Place of Meetings; Waiver of Notice.

(a) Notice of meetings of the stockholders shall be given in accordance with applicable law including, without limitation, as follows: without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these By-Laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be deemed given: (i) if mailed, when deposited in the United States mail, postage prepaid; (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. For the purposes of these By-Laws, the terms “electronic mail,” “electronic mail address” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(b) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, written notice of each meeting of the stockholders stating the place, if any (or the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting), date and time of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall state: (1) in the case of any special meeting of stockholders, the purpose or purposes of the meeting and the business proposed to be transacted; and (2) in the case of annual meetings, those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, including any actions to be brought before the meeting by a stockholder, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by the Board of Directors for election and the name of any person nominated by a stockholder to serve on the Board of Directors (a “Stockholder Nominee”), whether proposed to be nominated and presented pursuant to Article II, Section 8, or who is proposed to be included in the Corporation’s proxy statement for such annual meeting pursuant to Article II, Section 9.

(d) All meetings of stockholders shall be at any place within or without the State of Delaware designated by the Board of Directors or the Chief Executive Officer, or by means of remote communication if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt in accordance with applicable law, the Certificate of Incorporation and these By-Laws. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

(e) The business conducted at any meeting of stockholders, however called and noticed, and whenever held, shall be as valid as though conducted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, gives a waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4. Record Dates. In the event that the Board of Directors fixes a day for determination of those stockholders of record entitled to vote or receive certain distributions as provided in Article II, Section 4(b), then, subject to the provisions of the DGCL, only persons in whose name shares are reflected on the stock records of the Corporation at the close of business on the date so fixed as set forth below shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive such distribution, or such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

(a)  Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date, unless otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)  Dividends, Distributions and other Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) days prior to such action nor less than the number of days required by the primary stock exchange on which the Corporation’s shares of common stock are traded prior to such action. If no such record date is fixed by the Board of Directors, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.  Quorum; Adjournments.

(a) Quorum. The presence, in person or by proxy, of the holders of a majority of the voting power of the shares of stock issued, outstanding and entitled to vote at a meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law; provided, however, that when a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter.

(b) Adjournments. Any stockholders’ meeting may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) by the presiding officer of the meeting or vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above. Votes shall be counted in accordance with Article II, Section 6. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum, and the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business, including at any adjournment thereof (unless a new record date is fixed for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote of the stockholders.

(c) Notice of Adjourned Meetings. Notice of the time, date and place of any adjourned meeting need not be given if such time, date and place are: (1) announced at the meeting at which the adjournment is taken; (2) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (3) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL; provided, however, that if the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the time, date and place of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting in conformity with Article II, Section 3. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 6.  Voting.

(a) Except as may otherwise be required by law or these By-Laws, or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by a vote of the holders of record, in person or by proxy, and shall be approved if the votes cast in favor of the matter exceed the votes cast against the matter, provided that a quorum is present at the meeting (and for the avoidance of doubt neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter).

(b) Directors of the Corporation in a contested election (i.e., when the number of nominees for director exceeds the number of directors to be elected) shall be elected by a plurality of the votes of the Corporation’s capital stock represented and entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

(c) In an uncontested election (which for the purposes of these By-Laws means an election of directors of the Corporation in which, at the expiration of the later of (1) the time fixed under Article II, Section 8 requiring advance notification of director candidates, and (2) the time fixed under Article II, Section 9 for the inclusion of a Stockholder Nominee in the Corporation’s proxy statement by a Nominating Stockholder (as defined in Article II, Section 9), the number of nominees for director does not exceed the number of directors to be elected), directors shall be elected by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present (and for the avoidance of doubt neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter).

(d) In an uncontested election for directors, any nominee for re-election as a director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors must, promptly following certification of the stockholder vote, tender his or her resignation to the Chief Executive Officer or the Secretary, subject to acceptance by the Board of Directors.  The Nominating and Governance Committee of the Board of Directors, or such other group of independent members of the Board of Directors as is determined by the entire Board of Directors (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Corporation and its stockholders and will make a recommendation to the entire Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken.  In reaching its decision, the Board of Directors may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the Corporation, the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable law, rule or regulation (including the listing requirements of any securities exchange).  The Board of Directors shall complete this process within 90 days after the certification of the stockholder vote and shall report its decision to the stockholders in the Corporation’s periodic filing that encompasses the fiscal quarter in which its decision was made.

(e) Each stockholder entitled to vote at a meeting of the stockholders may do so either in person or by written proxy. Proxies and written ballots may be in any format, including facsimile or any electronic form of communication (e.g., e-mail), but no proxy shall be valid after three years from its date unless otherwise provided in the proxy. Proxies must be in writing or electronic transmission and shall be filed with the Secretary before or at the time of the meeting or the giving of such proxy, as the case may be. In addition, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 7. Stockholder List; Order of Business and Inspectors of Elections.

(a) The Corporation shall prepare, no later than ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each of the Corporation’s stockholder. Nothing in this Article II, Section 7(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days, ending on the day prior to the meeting, either: (1) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to such list is provided with the notice of the meeting), or (2) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

(b) The Chief Executive Officer, or such other officer or director of the Corporation designated by a majority of the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by: (1) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders’ meeting; (2) ascertaining whether any stockholder or his, her or its proxy may be excluded or removed from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat; (3) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders; (4) restrict use of audio or video recording devices at the meeting, and (5) taking such other action as, in the discretion of the presiding officer, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  Any question or any election at a meeting of the stockholders may be decided by voice vote unless the presiding officer shall order that voting be by ballot or unless otherwise provided in the Certificate of Incorporation of the Corporation or required by statute.

(c) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (2) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors; or (3) otherwise properly requested to be brought before the meeting by a stockholder of record of the Corporation at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors (a “Noticing Stockholder”) in accordance with these By-Laws. For business requested by a Noticing Stockholder to be properly brought before an annual meeting, the Noticing Stockholder must also: (1) at the time of the meeting, be a stockholder of record who is entitled to vote at such meeting, and attend such meeting to present such nomination or proposal; and (2) have given timely written notice thereof to the Secretary in accordance with Article II, Section 8. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only: (1) by or at the direction of the Board of Directors; (2) by a Noticing Stockholder who, at the time of the meeting, is a stockholder of record who is entitled to vote at such meeting, who attends such meeting to present such nomination or proposal and who has given timely written notice thereof to the Secretary in accordance with, and otherwise satisfied the requirements of, Article II, Section 8; or (3) by any Nominating Stockholder (as defined in Article II, Section 9) who has satisfied the requirements of Article II, Section 9. Only persons who are nominated in one of the ways described in the preceding sentence will be eligible for election to the Board of Directors at a meeting of stockholders. The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder of record giving the notice on behalf of the beneficial owner, the number of nominees a stockholder of record may nominate for election at the meeting on behalf of such stockholder) pursuant to Article II, Section 8 shall not exceed the number of directors to be elected at such meeting.

(d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting in accordance with Article II, Section 2.

(e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Article II, Section 7 and whether any nomination of a person for election as a director of the Corporation at any annual meeting of the stockholders was properly made in accordance with this Article II, Section 7, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made (including satisfying the information requirements set forth herein with accurate and complete information), he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded (and any such Stockholder Nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s Stockholder Nominees (and any such Stockholder Nominees shall be disqualified). Notwithstanding the foregoing provisions of this Article II, Section 7, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner.

(f) Notwithstanding the provisions of Sections 7, 8 and 9 of this Article II, a stockholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in Sections 7, 8 and 9 of this Article II, including, for the avoidance of doubt, but not limited to, Rule 14a-19 of the Exchange Act with respect to nominations. Nothing in Sections 7, 8 and 9 of this Article II will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act.

(g) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act as such with regards to the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. At the meeting, the inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the number of shares represented at a meeting in person or by proxy and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable time a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented in person or by proxy at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a stockholder, shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with the proxies pursuant to Section 211(a)(2)b.(i) or (iii) of the DGCL or in accordance with Section 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to subsection (g)(5) of this Section 7, shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 8. Advance Notification of Stockholder Business to be Conducted at a Stockholders Meeting. In order for a Noticing Stockholder to properly bring any item of business before a meeting of stockholders, the Noticing Stockholder must comply with the requirements of this Article II, Section 8, including the required time and form of notice thereof as set forth herein. This Article II, Section 8 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(l) under the Exchange Act.

(a) To be timely, a Noticing Stockholder’s notice (other than a nomination by a Nominating Stockholder (as defined in Article II, Section 9) who seeks to include a Stockholder Nominee in the Corporation’s proxy statement for an annual meeting of stockholders pursuant to Article II, Section 9) to bring business before a meeting of the stockholders:

(1)	in the case of an annual stockholders meeting, the Noticing Stockholder must provide written notice of a proposal to bring business before the meeting, addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation at or prior to 5 P.M. (Eastern Time) not earlier than one-hundred twenty (120) nor later than ninety (90) days prior to the anniversary date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first sent its proxy materials to the Corporation’s stockholders for its immediately preceding annual meeting of stockholders (the “Proxy Statement Anniversary Date”); provided, however, that in the event the annual meeting is called for a date that is not within sixty (60) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held (the “Annual Meeting Anniversary Date”), to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement (for purposes of these By-Laws, “public announcement” means disclosure in a press release reported by the Dow Jones Newswires, Associated Press, or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or furnished to stockholders) of the date of the annual meeting is first made; and

(2)	in the case of a special meeting of stockholders duly called for the election of directors, the Noticing Stockholder must provide written notice of a proposal to nominate a director at the meeting, addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation at or prior to 5:00 P.M. (Eastern Time) not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of such meeting is first sent or given to stockholders: and

(b) In no event shall any adjournment, postponement or rescheduling of an annual stockholders’ meeting or the public announcement thereof commence a new time period for the giving of a Noticing Stockholder’s notice as described above. Notwithstanding anything in this Article II, Section 8 or any other provision of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Article II, Section 8 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy five (75) days prior to the Annual Meeting Anniversary Date (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such Annual Meeting Anniversary Date, if there is no public announcement at least seventy five (75) days prior to the date of the annual meeting), a Noticing Stockholder’s notice required by this Article II, Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. local time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c) To be in proper form, whether in regard to a proposed Stockholder Nominee or other business, a Noticing Stockholder’s notice to the Secretary must describe the proposal, nomination or nominations in sufficient detail (including the text of any resolutions proposed for consideration) for the proposal, nomination or nominations to be summarized on the agenda for the meeting and shall include, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, as to the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(1)	(A) the name and address, as it appears on the books of the Corporation, of the Noticing Stockholder and Stockholder Associated Person (as defined below) and, if different, their current names and addresses and (B) the investment strategy or objective, if any, of such Noticing Stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Noticing Stockholder or Stockholder Associated Person;

(2)	a representation that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or through a duly authorized representative at the meeting to nominate the person(s) named or propose the business specified in the notice and a statement whether or not the Noticing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from stockholders in support of the nomination(s) or the business proposed;

(3)	as to the Noticing Stockholder and any Stockholder Associated Person: (A) the class and number of all shares of the Corporation that are, directly or indirectly, owned of record by the Noticing Stockholder and any Stockholder Associated Person identified pursuant to clause (A) of Article II, Section 8(c)(1); (B) the class and number of, and the nominee holder for, any shares of the Corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any; (C) any Derivative Instrument (as defined in Article II, Section 8(i)(2)) that is directly or indirectly owned beneficially by the Noticing Stockholder and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; and (D) a description of all Derivative Transactions (as defined in Article II, Section 8(i)(3)) by such Noticing Stockholder or such Stockholder Associated Person during the 12-month period preceding the date of the Noticing Stockholder’s notice, including the date of the transactions and the class and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such Noticing Stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined in Article II, Section 8(i)(4)) if such Noticing Stockholder or Stockholder Associated Person had been a director of the Corporation or the beneficial owner of more than ten percent of the shares of the Corporation at the time of the transactions; (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Noticing Stockholder or Stockholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation; (F) any short interest of the Noticing Stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if that person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (G) any rights to dividends on the shares of the Corporation owned beneficially by the Noticing Stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Noticing Stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (I) any performance-related fees (other than an asset-based fee) to which the Noticing Stockholder or Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any; and (J) any arrangements, rights, or other interests described in Sections 8(c)(3)(C)-(I) held by members of such Noticing Stockholder’s immediate family sharing the same household;

(4)	to the extent known by the Noticing Stockholder, the name and address of any other person who owns, beneficially or of record, any shares of stock of the Corporation and who supports the proposal of such business, the nomination or the nominations on the date of such Noticing Stockholder’s notice;

(5)	in the case of a proposal other than a nomination of a person to serve on the Board of Directors: (A) the reasons for conducting such proposed business at the meeting and any material interest of the Noticing Stockholder or any Stockholder Associated Person in such business; and (B) a description of all agreements, arrangements and understandings, direct and indirect, between the Noticing Stockholder, and Stockholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;

(6)	any other information relating to the Noticing Stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder;

(7)	any other information as reasonably requested by the Corporation; and

(8)	a certification regarding whether or not the Noticing Stockholder and any Stockholder Associated Person have complied with all applicable federal, state and other legal requirements in connection with such Noticing Stockholder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such stockholder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation.

(d) In addition to the information required in Article II, Section 8(c) above, in the case of a nomination of any person for election as a director of the Corporation by a Noticing Stockholder, the Noticing Stockholder’s notice shall either set forth or include, as to each proposed Stockholder Nominee:

(1)	all information relating to the Stockholder Nominee (including, without limitation, the Stockholder Nominee’s name, age, business and residence address and principal occupation or employment, and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the Stockholder Nominee) would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election made pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such Stockholder Nominee’s written unconditional consent to be named in a proxy statement as a Stockholder Nominee and to serve as a director of the Corporation if so elected;

(2)	a description of any agreements, arrangements or understandings between or among the Noticing Stockholder or any Stockholder Associated Person, on the one hand and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of any Stockholder Nominee;

(3)	a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Noticing Stockholder and any Stockholder Associated Person and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed Stockholder Nominee, and the Stockholder Nominee’s respective affiliates and associates (as the terms “affiliates” or “associates” are defined in Rule 12b-2 promulgated under the Exchange Act) , or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Noticing Stockholder or any Stockholder Associated Person making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the Stockholder Nominee were a director or executive officer of such registrant;

(4)	a written questionnaire (the form of which questionnaire shall be provided by the Secretary upon written request) completed by the Stockholder Nominee with respect to the Stockholder Nominee’s background and qualifications;

(5)	a written representation and agreement (in the form provided by the Secretary upon written request) from the Stockholder Nominee that the Stockholder Nominee: (A) is not and will not become a party to: (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or (ii) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) in such Stockholder Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (D) intends to serve as director of the Corporation for the term for which such person is nominated for election; (E) if elected, will tender, promptly following such Stockholder Nominee’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s policies;

(6)	a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(7)	such other information the Corporation may require any proposed Stockholder Nominee to furnish to determine the eligibility of such proposed Stockholder Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee.

(e) The information required by Article II, Sections 8(c)(1)-(8) and 8(d)(1)-(7) shall be provided as of the date of the Noticing Stockholder’s notice. From the date of delivery of the Noticing Stockholder’s notice, the Noticing Stockholder must give written notice to the Secretary at the Corporation’s principal executive offices of any material change in the information provided pursuant to Article II, Sections 8(c)(1)-(8) and 8(d)(1)-(7) within two (2) business days after the occurrence of such change (each an “Update”), so that the required information is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, provided that any such Update shall be delivered by such Noticing Stockholder at least two (2) business days prior to the closing of the polls at the stockholders meeting. If a Noticing Stockholder fails to provide any written Update within such period in accordance with this Article II, Section 8(e), the information as to which such written Update was required shall be deemed not to have been provided in accordance with these By-Laws. If information submitted pursuant to Article II, Section 8, when submitted, is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Article II, Section 8. Within two (2) business days after becoming aware of such inaccuracy, a Noticing Stockholder shall notify the Secretary in writing at the Corporation’s principal executive offices of the inaccuracy, which notice shall clearly identify the inaccuracy or change (a “Correction”), it being understood that no Correction will cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), such Noticing Stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request): (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted; and (2) a written affirmation of any information submitted as of an earlier date. If such Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these By-Laws. Notwithstanding the foregoing, not later than ten days after the record date for the stockholders meeting, the Noticing Stockholder shall disclose any material change in such information as of the record date and, if there is no material change to such information, so advise the Secretary.

(f) If a Noticing Stockholder intends to engage in proxy solicitation with respect to any business proposed to be brought before a stockholders meeting (including a nomination of a person to serve on the Board of Directors), the Noticing Stockholder shall advise the Secretary of that intention at the time of submitting the Noticing Stockholder’s notice under Article II, Section 8 and, if applicable, at the time of any Update or Correction. If the Noticing Stockholder does intend to solicit proxies, it shall provide: (1) a statement disclosing the name of each participant in such solicitation (as defined in Schedule 14A under the Exchange Act); (2) in the case of a proposal other than the nomination of persons for election to the Board of Directors, a representation whether such Noticing Stockholder intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal; and (3) in the case of a nomination, a representation in accordance with Exchange Act Rule 14a-19 that such Noticing Stockholder intends to solicit and deliver a proxy statement and form of proxy to the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Notwithstanding the foregoing, if a Noticing Stockholder no longer plans to solicit proxies in accordance with its representation pursuant to either clause (2) or (3) of the preceding sentence, the Noticing Stockholder shall inform the Corporation of this change through delivering an Update to the Secretary in accordance with Article II, Section 8(e).

(g) With respect to the solicitation of proxies for any business to be brought before a stockholders meeting, a Noticing Stockholder must comply in all respect with the requirements of Section 14 of the Exchange Act and the regulations promulgated thereunder and, specifically, in the case of a proposal for the nomination of persons for election to the Board of Directors, the Noticing Stockholder shall comply, if applicable, with the requirements of Exchange Act Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto). In connection therewith, any Noticing Stockholder who conducts a proxy solicitation subject to Rule 14a-19 shall deliver to the Secretary, no later than five (5) business days prior to the stockholders meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements. In the case of a proposal for the nomination of persons for election to the Board of Directors, the Board of Directors or an executive officer designated thereby shall determine whether the Noticing Stockholder has satisfied the requirements of Article II, Section 8 and shall so advise the presiding officer of the meeting so that appropriate action, if any may be taken by that officer pursuant to Article II, Section 7.

(h) The procedures set forth in Article II, Section 8 shall be the exclusive means for a stockholder to bring business before an annual stockholders meeting, or, except with respect to nominations by Nominating Stockholders pursuant to Article II, Section 9, to nominate persons for election as directors at any stockholders meeting duly called for the election of directors; provided, however, that, once business has been properly brought before an annual meeting or a special meeting duly called, nothing in Article II, Section 8 shall be deemed to preclude discussion by any stockholder of any such business. The presiding officer of any annual or special meeting shall, in accordance with Article II, Section 7, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

(i) For purposes of this Section 8:

(1)	a “ Stockholder Associated Person” of any stockholder shall mean: (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder; and (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person as defined in the foregoing clauses (A) and (B);

(2)	“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise that is directly or indirectly owned beneficially by the holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation.

(3)	“Derivative Transaction” by a person shall mean any: (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism at a price related to, any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the Corporation, in any such case whether or not the instrument or right is subject to settlement in any security of the Corporation or otherwise; and (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise; and

(4)	“Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions), by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent of the shares of the Corporation.

(j) Notwithstanding the foregoing provisions of these By-Laws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article II, Section 2, Article II, Section 8, or Article II, Section 9. In addition to the requirements of Article II, Section 8 with respect to any business proposed to be brought before an annual meeting, each stockholder submitting such business before an annual meeting of stockholders shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 8.

Section 9. Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)  Inclusion in Proxy Statement. Subject to compliance with the provisions of this Article II, Section 9, if expressly requested by a Nominating Stockholder (as defined in Article II, Section 9(d)(1)) in a Nomination Notice (as defined below) submitted by that Nominating Stockholder, the Corporation shall include in its proxy statement for an annual meeting of stockholders: (1) the name or names of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot, submitted by any Nominating Stockholder who expressly elects at the time of providing the notice required by this Article II, Section 9 (a “Nomination Notice”) to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Article II, Section 9; (2) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (3) any written statement (a “Supporting Statement”) intended for inclusion in the Corporation’s proxy statement for the annual meeting in support of the candidacy of all Stockholder Nominees nominated by the Nominating Stockholder (subject, without limitation, to Article II, Sections 9(h)(1) and 9(i)) that is included in or accompanies the Nomination Notice, so long as the Supporting Statement does not exceed five hundred words and fully complies with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, including Rule 14a-9; and (4) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Article II, Section 9 and any solicitation materials or related information with respect to a Stockholder Nominee.

(b) Timeliness. To be considered timely, in order to nominate a Stockholder Nominee for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, a Nomination Notice must be addressed to the Secretary and delivered to or mailed and received at the principal executive offices of the Corporation at or prior to 5:00 P.M. (Eastern Time) not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the Proxy Statement Anniversary Date; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or after the Annual Meeting Anniversary Date, the Nomination Notice must be so received by the later of 5:00 P.M. (Eastern Time) on the date that is one hundred eighty (180) days prior to the date of the annual meeting or on the on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of the Nomination Notice as provided above.

(c) Maximum Number of Stockholder Nominees. The Corporation shall not be required to include in its proxy statement for an annual meeting of stockholders more than the greater of: (1) two (2) Stockholder Nominees or (2) that number of Stockholder Nominees that would constitute twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Article II, Section 9(b) (or if such amount is not a whole number, rounded down to the nearest whole number below twenty percent (20%) (the “Maximum Number”); provided that if one or more vacancies for any reason occurs on the Board of Directors after the last date on which a Nomination Notice may be submitted pursuant to Article II, Section 9(b) but before the date of the applicable annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number also shall be reduced by the number of: (1) incumbent directors who had been Stockholder Nominees pursuant to either Section 8 or Section 9 of Article II with respect to any of the preceding three annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors; (2) Stockholder Nominees nominated pursuant to either Section 8 or Section 9 of Article II who the Board of Directors itself decides to nominate for election at such annual meeting; (3) Stockholder Nominees nominated pursuant to either Section 8 or Section 9 of Article II who cease to satisfy the eligibility requirements of Section 8 and Section 9, respectively, of Article II, as determined by the Board of Directors; (4) Stockholder Nominees nominated pursuant to Article II, Section 9 whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors; and (5) any directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation). If the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to Article II, Section 9 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder shall select one of its Stockholder Nominees for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the number (largest to smallest) of shares of the capital stock of the Corporation each Nominating Stockholder disclosed as owned in its respective Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee, until the Maximum Number is reached, and all remaining Stockholder Nominees nominated pursuant to Article II, Section 9 in excess of the Maximum Number shall be excluded from the Corporation’s proxy materials. If, after the deadline for submitting a Nomination Notice as set forth in Article II, Section 9(b), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Article II, Section 9, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(d) Eligibility of Nominating Stockholder.

(1)	A stockholder of the Corporation, either alone or as a member of a group of not more than twenty (20) stockholders, is eligible to be (or be part of a group that constitutes) a “Nominating Stockholder” if that stockholder has either: (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Article II, Section 9(d) continuously for the three-year period specified in subsection (2) below; or (B) provides to the Secretary, within the time period referred to in Article II, Section 9(b), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(2)	A Nominating Stockholder meeting the eligibility requirements set forth in Article II, Section 9(d)(1) may submit a nomination in accordance with Article II, Section 9 only if the stockholder (or group of stockholders who, in the aggregate, meet such eligibility requirements) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control; (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Nominating Stockholder if such Nominating Stockholder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (A); (B) or (C) hereof. For the avoidance of doubt, in the event of a nomination by a group constituting a Nominating Stockholder, any and all requirements and obligations for an individual Nominating Stockholder that are set forth in this Article II, Section 9, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder who is part of a group that purports to be a Nominating Stockholder cease to satisfy the eligibility requirements in this Article II, Section 9, as determined by the Board of Directors, or withdraw from a group constituting a Nominating Stockholder, at any time prior to the annual meeting of stockholders, the group constituting the Nominating Stockholder shall be deemed to consist only of the remaining members of the group and to own only those shares held by the remaining members of the group.

(3)	The “Minimum Number” means three percent (3%) or more of the outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the date of submission of the Nomination Notice.

(4)	For purposes of this Article II, Section 9, a Nominating Stockholder (including any member of a group of not more than twenty (20) stockholders that comprise a Nominating Stockholder) shall be deemed to “own” only those outstanding shares of the common stock of the Corporation as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (2) sold short by such stockholder; (3) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell to another person; or (4) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates. A Nominating Stockholder (including any member of a group of not more than twenty (20) stockholders that comprise a Nominating Stockholder) shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five (5) business days’ notice, or (B) the person has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of Article II, Section 9, the term “affiliate” shall have the meaning ascribed to it in the regulations promulgated under the Exchange Act. A Nominating Stockholder (including any member of a group of not more than twenty (20) stockholders that comprise a Nominating Stockholder) shall include in its Nomination Notice the number of shares it is deemed to own for the purposes of this Article II, Section 9(d)(4).

(5)	No stockholder may be a member of more than one group constituting a Nominating Stockholder under this Article II, Section 9, and if any stockholder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(e) Nomination Notice. In addition to the other requirements of this Article II, Section 9, within the time period specified in Article II, Section 9 for providing the Nomination Notice, a Nominating Stockholder must provide to the Secretary the following information that must be contained in or accompany the Nomination Notice:

(1)	the name and address of the Nominating Stockholder (including each stockholder whose stock ownership is counted for purposes of qualifying as a Nominating Stockholder);

(2)	a copy of the Schedule 14N relating to each of that Nominating Stockholder’s Stockholder Nominees that has been filed with the SEC by the Nominating Stockholder, as applicable, as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(3)	in the case of a nomination by a group of stockholders that together constitute a Nominating Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Nominating Stockholder group with respect to the nomination and matters thereto, including withdrawal of the nomination;

(4)	the Nominating Stockholder’s agreement to provide, within three (3) business days after the record date for the annual meeting and within three (3) business days after the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date and meeting date, respectively, and, in the case of loaned shares, a written statement to the effect that the person will recall such loaned shares prior to the record date for the annual meeting and hold such shares on the record date or will revoke delegated voting authority with respect to such shares and vote such shares at the annual meeting, and, in the case of shares held by two or more related funds, documentation that demonstrates to the reasonable satisfaction of the Corporation that the funds are (A) under common management and investment control, or (B) under common management and funded by a single employer, or (C) a “group of investment companies” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended;

(5)	a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each member of a group of not more than twenty (20) stockholders that comprise a Nominating Stockholder): (A) the information required with respect to the nomination of directors pursuant to Article II, Section 8; (B) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder (including each member of a group of not more than twenty (20) stockholders that comprise a Nominating Stockholder): (i) acquired the of shares that it owns in the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation with the intent or purpose to change or influence control of or at the Corporation; (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to Article II, Section 9; (iii) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors; (iv) will not use or distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (v) intends to own the Minimum Number of shares through the date of the annual meeting; (vi) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (vii) otherwise will comply with all applicable laws, rules, regulations and listing standards in connection with any actions taken pursuant to Article II, Section 9; (D) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, Board of Director membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (E) a representation and warranty that each Stockholder Nominee: (i) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be considered not independent pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”); (ii) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (iii) is a “non-employee director” for the purposes of Rule 16b-3 promulgated under the Exchange Act (or any successor rule); and (iv) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) promulgated by the SEC, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Article II, Section 9(d) and has provided evidence of ownership to the extent required by Article II, Section 9(d); (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Article II, Section 9(d) through the date of the annual meeting; and (H) details of any position of a Stockholder Nominee as an officer or director of any competitor (i.e., any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice.

(6)	an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election at the annual meeting; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communications by the Nominating Stockholder or any of the Nominating Stockholder’s Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, or employees arising out or relating to a failure or alleged failure by the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Article II, Section 9; and (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Article II, Section 9(d), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) notify the Secretary and any other recipient of such communication (i) of any such inaccuracy or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (ii) such failure satisfy the eligibility requirements; and

(7)	an executed agreement, in a form deemed satisfactory by the Board of Directors, that includes the following additional information, agreements, representations and warranties by each Stockholder Nominee agrees: (A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request; (B) to provide a written representation warranty that such Stockholder Nominee: (i) is not and will not become a party to any Voting Commitment (x) that has not been disclosed to the Corporation or (y) that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (iii) in such Stockholder Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, has read, and would be in compliance, if elected as a director of the Corporation, and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; and (iv) at the reasonable request of the Corporation’s Nomination and Governance Committee, to meet with the Nomination and Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the Applicable Independence Standards and the qualifications of the Stockholder Nominee to serve on the Corporation’s audit committee and compensation committee, and the Stockholder Nominee must respond to any such request within five business days after receipt. If any information or communications provided by the Stockholder Nominee to the Corporation ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Stockholder Nominee shall promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. If the Board of Directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, or if the Stockholder Nominee fails to provide requested information on a timely basis, the Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(f) Eligibility for Nomination at Subsequent Meetings. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least twenty-five percent of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to Article II, Section 9 for the next two annual meetings of stockholders. Any Nominating Stockholder (including each stockholder who was a member of a group whose stock ownership is counted for purposes of qualifying the group as a Nominating Stockholder) whose Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the next two annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee, unless the Board of Directors nominates such previously elected Stockholder Nominee at a subsequent annual meeting.

(g) Filing of Solicitations and Other Communications. Each Nominating Stockholder (including each stockholder who is a member of any group whose stock ownership is counted for purposes of qualifying the group as a Nominating Stockholder) who owns shares of capital stock of the Corporation that constitute part of the Nominating Stockholder’s ownership for purposes of satisfying Article II, Section 9(d)) shall file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which any Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(h) Disqualification; Invalidity.

(1)	Notwithstanding anything to the contrary contained in this Article II, Section 9, the Corporation may omit from its proxy statement any Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (A) the Secretary receives a notice that any Nominating Stockholder has nominated a person for election to the Board of Directors pursuant to Article II, Section 8; (B) the Nominating Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (C) the Stockholder Nominee is not independent under the Applicable Independence Standards, as determined by the Board of Directors; (D) the Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation; (E) the Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (F) the Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (G) the Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act; (H) the Nominating Stockholder or corresponding Stockholder Nominee shall have provided information to the Corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors; (I) the Nominating Stockholder ceases to meet the eligibility requirements of Article II, Section 9 for any reason, including but not limited to not owning the Minimum Number of shares through the date of the applicable annual meeting; or (J) the Nominating Stockholder or corresponding Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Nominating Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to Article II, Section 9. For the purposes of this Article II, Section 9(h), if a Nominating Stockholder is subject the conditions in clause (A), (B), (H), or (J) of this Article II, Section 9(h)(1), the Corporation may exclude from its proxy materials all Stockholder Nominees nominated by such Nominating Stockholder or, if the proxy statement has already been filed, may declare all such Stockholder Nominees ineligible to stand for election or serve as a director; and if a Stockholder Nominee is subject to the conditions in clause (C), (D), (E), (F), (G) (H), (I), or (J) of this Article II, Section 9(h)(1), the Corporation may declare such Stockholder Nominee ineligible and exclude such Stockholder Nominee from the proxy materials, or, if the proxy statement has already been filed, may declare the Stockholder Nominee ineligible to stand for election or serve as a director.

(2)	Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by a Nominating Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (A) such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or the Nominating Stockholder and/or the corresponding Stockholder Nominee shall have breached its or their obligations, agreements, representations or warranties under Article II, Section 9, as determined by the Board of Directors or the person presiding at the meeting of stockholders; (B) the Stockholder Nominee(s) are determined to be ineligible to stand for election or serve as a director pursuant to Sections 9(f) or 9(h)(1) of Article II; or (iii) the Nominating Stockholder or the designated lead group member, as applicable (or any qualified representative thereof) does not appear at the meeting of stockholders to present any nomination submitted pursuant to Article II, Section 9, the Nominating Stockholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by Article II, Section 9.

(i) Omission of or Supplements to Information. Notwithstanding anything to the contrary contained in Article II, Section 9, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of any Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule, regulation or listing standard. Nothing in Article II, Section 9 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.

(j) Determinations Final. For purposes of Article II, Section 9, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated either by the Board of Directors or an authorized committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Nominating Stockholder (including any stockholder who is a member of a group comprising a Nominating Stockholder), any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The presiding officer of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty, pursuant to Article II, Section 7, to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of Article II, Section 9 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

Section 10.  Informal Action By Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such powers and manage and direct all such acts and things as may be exercised or done by the Corporation that are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.  Number, Qualification and Tenure. The Board of Directors shall consist of not less than three (3) nor more than eleven (11) members, the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal.  If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders. If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with Article II, Section 6(d), then, such director shall tender his or her resignation, to be effective the earlier of ninety (90) days following certification of the election results or the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these By-Laws and, except to the extent otherwise provided in these By-Laws, Section 223 of the DGCL.

Section 3.  Vacancies. Except for a vacancy created by the removal of a director pursuant to Article III, Section 9, any vacancy on the Board of Directors, whether caused by resignation, death or otherwise, including a vacancy that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified at an annual or special meeting of stockholders or until his or her earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by law. Vacancies created by the removal of a director may be filled only by approval of the stockholders. Notwithstanding the foregoing, if a director is an incumbent director in an uncontested election who failed to receive the vote required to be elected in accordance with Article II, Section 6(d), such director shall tender his or her resignation in accordance with Article III, Section 2.

Section 4.  Place of Meetings. Meetings of the Board of Directors (both regular and special) may be held at such places, either within or without the State of Delaware, as is designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

Section 5.  Regular Meetings. The Board of Directors may provide for regular meetings to be held at such places within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine.

Section 6.  Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board Chair, the Chief Executive Officer, the Lead Independent Director (as defined below) or any two directors. Notice of the date, time and place of all special meetings of the Board of Directors shall be delivered personally, by telephone, including a voice messaging system, or electronic transmission by the Corporation to each director at least twenty-four (24) hours before the meeting, or sent to each director by first-class mail, postage prepaid (effective when the same shall be deposited in the United States mail at least four (4) days before the meeting), by express delivery service (so that the scheduled delivery time of the notice is at least twenty-four (24) hours in advance of the meeting). Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 7.  Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum is not present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to another time and place, until a quorum shall be present. If a meeting is adjourned for more than twenty-four (24) hours, notice in accordance with Article III, Section 6 of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes a contract or transaction.

Section 8.  Waiver of Notice. The business conducted at any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present gives a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9.  Removal; Resignation. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors. Any director may resign effective upon giving notice to the Board Chair, the Chief Executive Officer, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 10.  Committees. The Board of Directors may, by resolution adopted by a majority of the directors then in office, designate one or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the directors then in office. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-law of the Corporation. A quorum at all meetings of any committee of the Board of Directors shall be a majority of the directors then serving as members of such committee.

Section 11.  Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting by the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, taking action individually or collectively consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form. Such action by consent shall have the same force and effect as a unanimous vote of such directors.

Section 12.  Remote Meetings Permitted. Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment, so long as all members participating in the meeting can hear one another.

Section 13.  Compensation. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors, including their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS; BOARD CHAIR; LEAD INDEPENDENT DIRECTOR

Section 1.  Enumeration. The officers of the Corporation shall include a Chief Executive Officer and/or a President, a Secretary and a Treasurer and may consist of such other officers, including a Board Chair (if such person is to also function as an officer), Chief Financial Officer, one or more other Chief Officers (of such designation(s) as the Board of Directors may determine), one or more Vice Presidents (who may be appointed “Executive”, “Senior”, “Division”, “Group”, “Department” or similar designations), Assistant Secretaries and Assistant Treasurers, as may from time to time be appointed by the Board of Directors as it shall deem necessary or appropriate. The same person may hold any number of offices. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer to appoint any officer of the Corporation other than the Board Chair, the Chief Executive Officer, a President, the Chief Financial Officer, Secretary or the Treasurer.

Section 2.  Term of Office; Removal; Resignation; Vacancies. The officers of the Corporation shall be chosen in such manner and shall hold their offices for such terms as the Board of Directors may prescribe and shall serve at the pleasure of the Board of Directors. Any officer may be removed at any time by the Board of Directors. Any officer may resign at any time by giving notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Board Chair, the Chief Executive Officer, the Secretary or the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors. The Board of Directors may, in its discretion, leave unfilled, for such period as it may determine, any offices. Any successor officer shall hold office for the unexpired term of such officer’s predecessor (if applicable) and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

Section 3.  Board Chair. The Board Chair shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these By-Laws and as the Board of Directors may from time to time prescribe. Unless provided otherwise by the Board of Directors, the Board Chair shall not be deemed to be an officer of the Corporation by virtue of such appointment.

Section 4. Chief Executive Officer. The Chief Executive Officer shall be the general manager of the business and affairs and chief executive officer of the Corporation, subject to the control of the Board of Directors, and, as such, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize one or more other officers to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall have such other authority and perform such other duties are incident to such office or as may be prescribed from time to time by the Board of Directors. In the absence of the Board Chair, or if no Board Chair has been elected, the Chief Executive Officer or Lead Independent Director shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors.

Section 5.  Lead Independent Director. The Board of Directors may, in its discretion, elect a lead independent director (who shall not be deemed, by virtue thereof, to be an officer of the Corporation) by and from among its members that are independent directors (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Board Chair is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these By-Laws. For purposes of these By-Laws, “Independent Director” has the meaning ascribed to such term under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded.

Section 6.  President. During any period when there shall be a Chief Executive Officer who is not also serving as the President, the President shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 7.  Chief Financial Officer. The Chief Financial Officer shall have general supervision of the financial operations of the Corporation. The Chief Financial Officer shall also perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, or the President. The person holding the office of Chief Financial Officer shall be the Treasurer and Controller of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer or Controller of the Corporation.

Section 8.  Vice President. Each Vice President (however designated), the Executive, Senior and other Vice Presidents shall perform such duties and have such other powers as may from time to time be prescribed to them by the Board of Directors, the Chief Executive Officer, or the President.

Section 9.  Secretary. The Secretary shall keep (or cause to be kept) minutes of all meetings of the Board of Directors (and its committees) and of the stockholders. The Secretary shall give, or cause to be given, notice, if any, of all meetings in accordance with the provisions of these By-Laws and as required by law, shall have charge of the corporate seal of the Corporation and have general charge of the stock transfer books of the Corporation and shall have such other authority and perform such other duties as are incident to such office or as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 10.  Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence or disability of the Secretary or in the event of the Secretary’s refusal to act, perform the duties and exercise the powers of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have all such other authority and shall perform such other duties as are incident to such office or as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 11.  Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep regular books of account and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated or approved by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in payment of just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors from time to time as may be requires of such officer, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be incident to such officer or as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 12.  Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence or disability of the Treasurer or in the event of the Treasurer’s refusal to act, perform the duties and exercise the powers of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. Each Assistant Treasurer shall have all such other authority and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 13.  Controller. The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 14.  Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Section 15. Duties of Officers May Be Delegated. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or to any director whom it may select.

ARTICLE V

CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

Section 1.  Form. The shares of capital stock of the Corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (it being understood that, following any such determination of the Board of Directors that a class or series of stock shall be uncertificated, the Board of Directors may thereafter determine that such stock shall be certificated). Any such resolution shall not apply to outstanding shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed by or in the name of the Corporation by two authorized officers (it being understood that each of the Board Chair, the Chief Executive Officer, a President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose). Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2.  Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in the case of certificated shares, the Corporation shall issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record (or cause the transfer agent or registrar to record) the transaction on its books. The Board of Directors may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary and are consistent with applicable law, the Certificate of Incorporation or these By-Laws.

Section 3.  Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors or the Secretary may prescribe. The Corporation may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond, in such amount and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen or the issuance of such new certificate (or new uncertificated shares).

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.  General Right of Indemnification. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, legislative, administrative, investigative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (including but not limited to giving testimony or responding to a subpoena) and including any appeal of any of the foregoing (a “Proceeding”) by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, authorized signatory or representative, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines excise taxes and penalties due pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the request of the Corporation as a director, officer, authorized signatory, representative or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Article VI, Section 3, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors or such indemnification is authorized by an agreement approved by the Board of Directors.

Section 2. Advancement of Expenses. Notwithstanding any other provision of these By-Laws, the Corporation (a) shall pay all reasonable expenses (including attorneys’ fees) incurred by an Indemnitee who is or was a director or officer of the Corporation in defending any Proceeding in advance of its final disposition and (b) may pay all reasonable expenses (including attorneys’ fees) incurred by any other Indemnitee in defending any Proceeding in advance of its final disposition; provided, in each case, however, that if the DGCL then so requires, the advancement of such expenses (i.e., payment of such expenses as incurred or otherwise in advance of the final disposition of the Proceeding) shall be made only upon delivery to the Corporation an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction in a final judgment not subject to appeal that such Indemnitee is not entitled to be indemnified by the Corporation under this Article VI or otherwise. Any advances of expenses or undertakings to repay pursuant to this Article VI, Section 2 shall be unsecured, interest free and without regard to Indemnitee’s ability to pay.

Section 3. Right of Indemnitee to Bring Suit.

(a) Right to Bring Suit. If a claim under Section 1 or 2 of Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit, including the Indemnitee’s reasonable attorneys’ fees.

(b) Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of or the providing of advancement to the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(c) Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under Article VI, or otherwise, shall be on the Corporation.

Section 4. Non Exclusivity of Rights. The rights conferred upon any person in Article VI shall not be deemed exclusive of any other rights that such person may have pr hereafter may acquire under any statute, provision of the Certificate of Incorporation these By-Laws, agreement, vote or consent of stockholders or disinterested directors or otherwise. Additionally, nothing in Article VI shall limit the ability of the Corporation, in its discretion, to indemnify persons whom the Corporation is not obligated to indemnify or to advance expenses to such persons.

Section 5. Insurance; Indemnification Contracts. The Corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she would be entitled to indemnity against such liability under the provisions of Article VI. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in Article VI.

Section 6. Nature of Rights. The rights conferred upon Indemnitees pursuant to Article VI shall be deemed to be contract rights and such rights shall continue as to an Indemnitee who has ceased to be an officer or director and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of the relevant provisions of the DGCL or any other applicable law or of Article VI shall be prospective only and shall not adversely affect any rights or obligations then existing at the time of such amendment, repeal or modification with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.  Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Waiver of Notice.  Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4.  Forum for Adjudication of Disputes. (a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of the Corporation; (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (4) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-Laws; or (5) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to said court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of this Article VII, Section 4(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article VII, Section 4(a) (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Section 4(a).

(b)  Unless the Corporation consents in writing to the selection of an alternative forum, the United States federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Section 4(b).

Section 5. Severability; Internal References. If any provision of these By-Laws shall be held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these By-Laws (including without limitation, all portions of any article or section of these By-Laws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect such. References in these By-Laws to “Article” or “Section” shall, unless the context clearly is otherwise, means the referenced article or section of these By-Laws.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.